                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 30, 2000 (this "Amendment"), is among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, NA, as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS
                                   --------

          A. The Company, the Guarantors, the Agent and the Lenders are parties to a Credit Agreement dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999, and amended by a First Amendment to Credit Agreement dated as of November 12, 1999, the "Credit Agreement").

          B. The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                     TERMS
                                     -----

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

          ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

          1.1 The definition of "Applicable Margin" in Section 1.1 shall be amended by deleting the table set forth therein and the paragraph following such table and inserting the table and paragraph set forth below in place thereof:

                                                                 Applicable Margin for all Advances and fees
                                                                 -------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Adjusted Total Debt to                                           Adjusted Corporate  LIBOR Loan and Letter  Commitment Fees
Adjusted EBITDA                                                  Base Rate Loan      of Credit Fees
Ratio
------------------------------------------------------------------------------------------------------------------------------------

(greater than or equal to) 6.5:1.0                               225 bps             350 bps                75 bps
------------------------------------------------------------------------------------------------------------------------------------
(greater than or equal to) 6.0:1.0 but (less than) 6.50:1.0      175 bps             300 bps                62.5 bps
------------------------------------------------------------------------------------------------------------------------------------
(greater than or equal to) 5.5:1.0 but (less than) 6.0:1.0       150 bps             275 bps                62.5 bps
------------------------------------------------------------------------------------------------------------------------------------
(greater than or equal to) 5.0:1.0 but (less than) 5.5:1.0       125 bps             250 bps                62.5 bps
------------------------------------------------------------------------------------------------------------------------------------
(greater than or equal to) 4.5:1.0 but (less than) 5.0:1.0       100 bps             225 bps                50 bps
------------------------------------------------------------------------------------------------------------------------------------
(greater than or equal to) 4.5:1.0                                75 bps              200 bps                50 bps
------------------------------------------------------------------------------------------------------------------------------------

Notwithstanding anything in this Agreement to the contrary, as of the Second Amendment Effective Date the Applicable Margin shall be based on an Adjusted Total Debt to Adjusted EBITDA Ratio of greater than or equal to 6.5:1.0 pursuant to the above table until adjusted for the first time after the Second Amendment Effective Date.

          1.2 The following definitions are hereby added to Section 1.1 in appropriate alphabetical order:

               "Second Amendment" shall mean the Second Amendment to this Agreement dated as of March 30, 2000.

               "Second Amendment Effective Date" shall mean the date of the Second Amendment.

          1.3 Section 2.1(c) is amended by adding the following to the end thereof: "and (iii) the aggregate principal amount of Revolving Credit Loans shall not exceed $35,000,000 at any time."

          1.4 Section 5.1(g) is amended by adding the following to the end thereof: "At all times on and after the date requested by the Agent in its discretion and to the extent practical as determined by the Agent, the Company and the Guarantors shall direct all clients and other account debtors to make all payments in connection with any obligations of the Company or any Guarantor directly to a lock-box account, which account shall be a non-interest bearing account over which the Agent shall have the power of application and withdrawal, and all amounts received in such lock-box account shall be applied to the Lender Indebtedness on such terms required by the Agent, and the Company and the Guarantors shall promptly execute such lock-box agreements, dominion of funds agreements and related agreements in connection therewith, each in form and substance satisfactory to the Agent.

          1.5 Sections 5.2(a), (b) and (c) shall be amended and restated as follows:

               (a) Adjusted Total Debt to Adjusted EBITDA Ratio. Permit or suffer the Adjusted Total Debt to Adjusted EBITDA Ratio to be greater than
     (i) 6.95 to 1.0 at any time from and including the Effective Date to and including September 29, 1999, (ii) 6.75 to 1.0 at any time from and including September 30, 1999 to and including December 31, 1999, (iii) 8.0 to 1.0 at any time from and including January 1, 2000 to and including September 30, 2000, (iv) 6.50 to 1.0 at any time from and including October 1, 2000 to and including March 30, 2001, (v) 6.35 to 1.00 at any time from and including March 31, 2001 to and including June 29, 2001, (vi) 6.20 to
     1.00 at any time from and including June 30, 2001 to and including September 29, 2001, (vii) 6.00 to 1.00 at any time from and including September 30, 2001 to and including December 30, 2001, (viii) 5.80 to 1.00 at any time from and including December 31, 2001 to and including March 30, 2002 or (ix) 5.50 to 1.0 at any time thereafter.

               (b) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of any fiscal quarter of the Company ending on or before December 31, 1999, (ii) 1.30 to
     1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iii) 1.27 to 1.0 as of the end of each of the fiscal quarters of the Company ending June 30, 2000 and September 30, 2000, (iv) 1.45 to 1.0 as of the end of the fiscal quarter of the Company ending December 31, 2000, (v)
     1.6 to 1.0 as of the end of each of the fiscal quarters of the Company ending March 31, 2001 and June 30, 2001, (vi) 1.65 to 1.0 as of the end of any fiscal quarter of the Company ending on or after September 30, 2001 but on or before March 31, 2002, or (vii) 1.75 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

               (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 0.9 to 1.0 as of the end of any fiscal quarter of the Company ending on or before March 31, 1999, (ii) 1.0 to 1.0 as of the end of any fiscal quarter ending on or after June 30, 1999 but on or before December 31, 1999, (iii) 0.92 to 1.0 as of the end of the fiscal quarter of the Company ending March 31, 2000, (iv) 0.91 to 1.0 as of the end of each of the fiscal quarters of the Company ending June 30, 2000 and September 30, 2000, (v)
     1.05 to 1.0 as of the end of any fiscal quarter of the Company ending on or after December 31, 2000 but on or before March 31, 2002 or (vi) 1.10 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

          1.6 Section 5.2(d)(x) is amended by deleting reference therein to "14%" and substituting "5%" in place thereof.

          1.7  Section 5.2(f) shall be amended and restated as follows:

               (f) Merger; Acquisitions; Etc. Make any Acquisition; nor merger or consolidate or amalgamate with any other Person or take any other action having a similar effect; provided, however, that this Section 5.2(f) shall not prohibit (i) any merger of any Subsidiary with or into another Subsidiary or any merger of any Subsidiary into the Company, provided that
     (A) there is no Unmatured Event or Event of Default either before or after such merger, (B) if any such merger involves the Company or a Guarantor, the Company shall be the surviving corporation and (C) any such merger involves the Company or any Guarantor, the net worth of the Company or such Guarantor involved in such merger immediately after the merger would be equal to or greater than its net worth immediately preceding such merger, or (ii) any Acquisition completed prior to the Second Amendment Effective Date and identified on Schedule 5.2(f) hereto.

          1.8 Section 5.2(g)(i) is amended by deleting reference therein to "10%" and substituting "1%" in place thereof.

          1.9 Section 5.2(i) is amended by adding the following after the phrase "covenants and conditions in this Agreement" in each place such phrase appears: "without giving effect to any amendment or modification of Sections 5.2(a), (b) or (c) made at any time after the Effective Date which would make the covenants contained therein less restrictive on the Company and its Subsidiaries".

          1.10 Section 5.2(j) is amended and restated as follows:

               (j) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidence of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability except to the extent permitted under Section 5.2(d); nor permit any Subsidiary to do any of the foregoing; other than:

          (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, relocation, travel and similar advances made to officers and employees in the ordinary course of business, provided that advances to officers and employees for purposes other than commission, relocation and travel shall not exceed $250,000 in aggregate amount outstanding at any time,

          (ii) investments in Cash Equivalents,

          (iii) investments, loans and advances in and to any existing
     Guarantor,

          (iv) those investments, loans, advances and other transactions described in Schedule 5.2(j) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted,

          (v) investments, loans and advances in an aggregate amount outstanding not to exceed $1,000,000 to Affiliates of the Company (excluding, among others, Holberg and its Affiliates other than the Company or a Guarantor, and such investments, loans and advances may not be sent directly or indirectly to or for the benefit of Holberg or its Affiliates other than the Company or a Guarantor) described on Schedule 5.2(j)-2 or otherwise approved by the Agent, provided that both before and after giving effect to any such investment, loan and advance (w) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (x) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as if made on the date such investment, loan or advance is made, and (y) the aggregate amount of cash and Cash Equivalents on hand of the Company plus the amount that the Company is able to borrow in Revolving Credit Loans after giving effect to such investment, loan or advance is and will be at least $5,000,000 above the amount of working capital required for the Company over such twelve month period of time, as demonstrated to the Agent's reasonable satisfaction by such pro forma financial statements and projections as required by the Agent, and

          (vi) acquiring and owning stock, obligations or securities received in settlement of debts owing to the Company or its Subsidiaries or as consideration for Asset Sales otherwise permitted under Section 5.2(g).

          1.11 Section 5.2(p) is amended (a) by adding the following: "without giving effect to any amendment or modification of Sections 5.2(a), (b) or (c) made at any time after the Effective Date which would make the covenants contained therein less restrictive on the Company and its Subsidiaries" after the phrase "Sections 5.2(a), (b) and (c)" appearing in Section 5.2(p) and (b) by adding the following to the end thereof:

     In addition to the foregoing, the Company also will not pay, or permit any Subsidiary or, to the extent the Company is able to do so, any other Affiliate, to pay, directly or indirectly, any management, consulting, investment banking, advisory or other fees or payments under any leases, any expense reimbursement or similar payments or any other payments of any kind (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries to Holberg in respect of overhead expense allocations among members of the affiliate corporate group) to Holberg or any Affiliates thereof other than the Company or any Guarantor; provided, however, that the Company and its Subsidiaries may reimburse Holberg for any payments made by Holberg for out of pocket expenses actually incurred by the Company and which reimbursements are in the ordinary course of business and consistent with past practices.

          1.12 Section 5.2(q) shall be amended by adding the following to the end thereof: "Notwithstanding anything in this Section 5.2(q) to the contrary, the Net Capital Expenditures (i) for the four consecutive fiscal quarters of the Company ending March 31, 2000 shall be allowed up to, but not in excess of, $5,638,000, (ii) for the four consecutive fiscal quarters of the Company ending June 30, 2000 shall be allowed up to, but not in excess of, $5,010,000, and
(iii) for the four consecutive fiscal quarters of the Company ending September 30, 2000 shall be allowed up to, but not in excess of, $5,333,000.

          1.13 Schedule 5.2(j) attached hereto is substituted for Schedule 5.2(j) to the Credit Agreement and Schedule 5.2(j)-2 attached hereto is added as
Schedule 5.2(j)-2 to the Credit Agreement.

          1.14 The restructuring charges taken in connection with the Standard Acquisition to the extent such charges do not exceed $18,500,000 for the Calculation Period ending December 31, 1998, do not exceed $5,577,000 for the Calculation Period ending December 31, 1999, and do not exceed $700,000 for the Calculation Period ending December 31, 2000 shall be deemed "consistent with the restructuring charges identified in the Pro Forma Financial Statements" for purposes of clause I(xii)(A) of the definition of Adjusted EBITDA contained in
Section 1.1 of the Credit Agreement, provided that no other restructuring charges shall be deemed "consistent with the restructuring charges identified in the Pro Forma Financial Statements" for purposes of clause I(xii)(A) of such definition of Adjusted EBITDA or for any other purpose without the prior written approval of the Required Lenders.

          ARTICLE II. REPRESENTATIONS AND AGREEMENTS. The Company represents and warrants to, and agrees with, the Agent and the Lenders that:

          2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

          2.2 This Amendment is the legal, valid and binding obligations of the Company and each Guarantor enforceable against each in accordance with the respective terms thereof.

          2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 After giving effect to the amendments contained herein, no Event of Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

          2.5 The Company and Parent have not, and will not without the prior written consent of the Lenders, consummate the Company Acquisition.

          2.6 The aggregate amount of any payment, transfer or other consideration paid or otherwise transferred in any way to Holberg or any of Holberg's Affiliates (other than the Company or Guarantor), whether directly or indirectly, and whether constituting any management, consulting, investment banking, advisory or other fees or payments under any leases or any expense reimbursement or similar payments or any other payments of any kind (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries in respect of overhead expense allocations among the members of the affiliate corporate group) or constituting any loans, advances, dividends, distributions, forgiveness of debt or other transfer of any kind to Holberg or any of Holberg's Affiliates (other than the Company or Guarantor) since September 30, 1999 is equal to $570,000.

          ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied or waived by the Lenders:

          3.1 The Company, the Guarantors and the Required Lenders shall have signed this Amendment.

          3.2 The Company and the Guarantors shall have delivered such resolutions, officer's certificates and legal opinions as the Agent may request.

          3.3 The Company shall have paid to the Agent, for the benefit of the Lenders, an amendment fee equal to 15 basis points on the amount of the Commitment of each Lender.

          3.4 The Company and the Guarantors and Firstar Bank shall have executed such agreements satisfactory to the Agent pursuant to which the Agent is granted a first priority security interest in all bank accounts of the Company and the Guarantors and such other rights with respect thereto as required by the Agent.

          3.5 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as requested by the Agent.

          ARTICLE IV. MISCELLANEOUS.

          4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

          4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

          4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.

          4.4 The Lenders and the Agent waive the Event of Default (the "Existing Default") caused by the breach of Section 5.2(a), (b) and (j) which occurred prior to the date hereof to the extent described by the Company to the Lenders prior to the date hereof, provided that it is acknowledged and agreed that this is a one time waiver only for the Existing Default, and shall not waive any other breach at any other time of Section 5.2(a), (b) or (j) or any other term or covenant of the Credit Agreement.

          4.5 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                               APCOA/STANDARD PARKING, INC.

                               By: /s/ XXXXXXXX XXXXXXXXXX
                                  -----------------------------------------
                               Its: EVP, CEO
                                   ----------------------------------------

                               BANK ONE, NA, as a Lender and as Agent, formerly known as The First National Bank of Chicago

                               By: /s/ William J. McCaffrey
                                  -----------------------------------------
                               Its: William J. McCaffrey, First Vice President

                               LASALLE BANK NATIONAL ASSOCIATION

                               By: /s/ Mary Lou Bartlett
                                  -----------------------------------------
                               Its: Mary Lou Bartlett, First Vice President
                                   ----------------------------------------

                             CONSENT AND AGREEMENT
                             ---------------------

          As of the date and year first above written, each of the undersigned hereby:

     (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

     (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document;

     (c) acknowledges that its consent and agreement hereto is a condition to the Banks' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement;

     (d) agrees that it will not make any payment, transfer or give or transfer any other consideration in any way to Holberg or any of Holberg's Affiliates (other than the Company or a Guarantor), whether directly or indirectly, and whether constituting any management, consulting, investment banking, advisory or other fees or payments under any leases or any expense reimbursement or similar payments or any other payments of any kind (including, without limitation, any amounts paid or payable by the Company or any of its Subsidiaries in respect of overhead expense allocations among the members of the affiliate corporate group) or constituting any loans, advances, dividends, distributions, forgiveness of debt or other transfer of any kind to Holberg or any of Holberg's Affiliates (other than the Company or a Guarantor); provided, however, that the Parent may make payments or transfers to Holberg if such payments or transfers are solely from new common equity proceeds or new Indebtedness (which new Indebtedness incurred by the Parent after the Second Amendment Effective Date shall not exceed $3,000,000 in aggregate amount until the Company is in compliance with all covenants contained in the Credit Agreement without giving effect to the above Amendment or any amendment or modification thereafter and no Event of Default or Unmatured Event has occurred and is continuing) received by the Parent after the Second Amendment Effective Date from the owners of the Parent or other Persons (but not from the Company or any Guarantor, directly or indirectly) and that any such transaction could not result in the Company or any Guarantor making any additional payments or transfers of any kind to the Parent or incurring any additional obligations of any kind; and

     (e) the Parent agrees that it will not incur any Indebtedness in excess of $3,000,000 until after the Company is in compliance with all covenants contained in the Credit Agreement without giving effect to the above Amendment or any amendment or modification thereafter and no Event of Default or Unmatured Event has occurred and is continuing or grant any Liens on any of its assets other than in favor of the Company.

                               A-1 AUTO PARK, INC.

                               By:/s/ Michael J. Celebrezze
                                  -------------------------
                                  Name: Michael J. Celebrezze
                                  Title: Vice President

                                              AP HOLDINGS, INC.


                                              By:/s/ Michael J. Celebrezze
                                                 -------------------------
                                                 Name: Michael J. Celebrezze
                                                 Title: Treasurer

                                           APCOA CAPITAL CORPORATION

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           APCOA-HAWAII, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           EVENTS PARKING CO., INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Treasurer

                                           HAWAII PARKING MAINTENANCE, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           METROPOLITAN PARKING SYSTEM, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Treasurer

                                           SENTINEL PARKING CO. OF OHIO, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           TOWER PARKING, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           STANDARD AUTO PARK, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           STANDARD PARKING CORPORATION

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           APCOA LASALLE PARKING, LLC

                                           By: APCOA/Standard Parking Inc.
                                               as Manager

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Senior Vice President

                                           S & S PARKING, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           STANDARD PARKING CORPORATION, IL

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           CENTURY PARKING, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           SENTRY PARKING CORPORATION

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

                                           VIRGINIA PARKING SERVICES, INC.

                                           By:/s/ Michael J. Celebrezze
                                              ------------------------------
                                              Name: Michael J. Celebrezze
                                              Title: Vice President

Schedule 5.2(j)

Investments, Loans, and Advances


Investments existing as of the Second Amendment Effective Date in Joint Ventures in an aggregate amount of $273,200

Schedule 5.2(j)-2

Permitted Affiliates

Joint Ventures of the Company, provided that such Joint Ventures shall exclude Holberg, the Parent or any Person in which Holberg or the Parent has any direct or indirect interest other than solely due to any ownership interest in the Company